Exhibit 99.2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Merrill Lynch & Co., Inc.:
We have audited the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) as of December 28, 2007 and December 29, 2006, and for each of the three years in the period ended December 28, 2007, and the effectiveness of Merrill Lynch’s internal control over financial reporting as of December 28, 2007, and have issued our reports thereon dated February 25, 2008 (which reports express unqualified opinions, include an explanatory paragraph regarding the changes in accounting methods in 2007 relating to the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement,” Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109,” and in 2006 for share-based payments to conform to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” and include an explanatory paragraph relating to the restatement discussed in Note 20 to the consolidated financial statements.)
We have also previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Merrill Lynch as of December 30, 2005, December 31, 2004, and December 26, 2003, the related consolidated statements of earnings, changes in stockholders’ equity, comprehensive income, and cash flows for the years ended December 31, 2004, and December 26, 2003 (none of which are presented herein); and we expressed unqualified opinions on those consolidated financial statements. (Our report on these financial statements included explanatory paragraphs for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, “Accounting for Stock-Based Compensation”, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, by retroactively restating its 2003 consolidated financial statements.)
In our opinion, the information set forth in the “Selected Financial Data” table under the captions “Results of Operations,” “Financial Position” and “Common Share Data,” for each of the five years appearing on page 19, is fairly stated, in all material respects, in relation to the consolidated financial statements from which it has been derived.
/s/  Deloitte & Touche LLP

New York, New York
February 25, 2008